UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 22, 2014

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: + (353) (1) 234-3136

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of Amended and Restated Seagate Technology plc 2012 Equity Incentive Plan

The shareholders of Seagate Technology plc (the “Company”) approved the Company’s Amended and Restated Seagate Technology plc 2012 Equity Incentive Plan (the “Amended and Restated Plan”) at the Annual General Meeting of Shareholders held on October 22, 2014 (the “AGM”). On July 23, 2014, the Company’s Board of Directors (the “Board”) unanimously approved the Amended and Restated Plan, subject to shareholder approval, upon the recommendation of the Compensation Committee. The Amended and Restated Plan amends and restates in its entirety the Seagate Technology plc 2012 Equity Incentive Plan (the “Original Plan”) in the following material respects : (i) increases the number of ordinary shares reserved for issuance under the Original Plan by an additional 25,000,000 shares; (ii) modifies the fungible share counting provision so that shares issued in respect of any restricted share bonuses, restricted share units, phantom share units, performance share bonuses or performance share units (collectively, “Full-Value Share Awards”) will count against the Amended and Restated plan’s aggregate share reserve as 2.5 for every one share granted; and (iii) makes certain changes to the performance criteria on which performance goals will be based and the adjustments to such performance criteria for awards intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The following summary of the Amended and Restated Plan is qualified in its entirety by reference to the text of the Amended and Restated Plan, which is attached hereto as Exhibit 10.1 and incorporated by this reference herein.

The Board has the authority to, and intends to, delegate administration of the Amended and Restated Plan to the Compensation Committee, except that the Board will retain the authority to make grants of equity-based awards to the Company’s non-employee directors. The Compensation Committee, or the Board if the delegation of authority to the Compensation Committee is terminated or limited in the future, has the authority to, among other things, designate participants in the Amended and Restated Plan, determine the type(s), number, terms and conditions of awards, as well as the timing and manner of grant, interpret the Amended and Restated Plan and establish, adopt or revise any rules and regulations to administer the Amended and Restated Plan and make all other decisions and determinations that may be required under the Amended and Restated Plan.

All of the Company’s employees, members of the Board, and consultants may participate in the Amended and Restated Plan; however, no employee will be eligible to be granted awards under the Amended and Restated Plan covering more than 10 million ordinary shares during any fiscal year or options and/or share appreciation rights covering more than 8 million ordinary shares during any fiscal year.

Subject to certain adjustments set forth in the Amended and Restated Plan, the maximum number of ordinary shares that may be issued pursuant to awards thereunder is 64,454,435.  Shares that are subject to options or share appreciation rights granted under the Amended and Restated Plan will be counted against the share reserve as one share for every one share granted. Each share that is subject to a Full-Value Share Award granted under the Amended and Restated Plan or the Original Plan will count against the share reserve as 2.5 shares, or 2.1 shares, respectively, for every one share granted.

Shares covered by awards that expire, are canceled or otherwise terminated without having been exercised or redeemed, or are settled for cash rather than shares, will again be available for grant under the Amended and Restated Plan. Each share that becomes available for the grant of awards in this manner (including awards under the Seagate Technology plc 2004 Share Compensation Plan, as amended) will be added back to the aggregate share reserve under the Amended and Restated Plan as one share if such share was subject to an option or share appreciation right, and according to the applicable ratio described above if such share was subject to a Full-Value Share Award. However, the following shares will not be added back to the share reserve under the Amended and Restated Plan: (i) shares tendered by the participant or withheld by the Company (if and to the extent permitted by applicable law) to satisfy (A) the exercise price of a share option or share appreciation right and/or (B) tax withholding obligations with respect to an award; (ii) shares repurchased on the open market with the proceeds of the option exercise price; or (iii) shares not issued or delivered as a result of the net settlement of an outstanding share option or share appreciation right.

The types of awards that are available for grant under the Amended and Restated Plan are incentive stock options, nonstatutory share options, restricted share bonuses, share appreciation rights, phantom share units, restricted share units, performance share bonuses, performance share units, deferred share units, dividend equivalent rights and other share-based awards.

In the event of a corporate transaction such as a merger, consolidation, reorganization, recapitalization, reincorporation, share split, spinoff, share dividend, extraordinary dividend, liquidating dividend, combination or exchange of shares, changes in corporate structure or other transaction in which the Company does not receive any consideration, the Board will adjust the class and maximum number of shares subject to the plan, the share limits on grants to a participant, and the number of shares and, if applicable, the exercise price of outstanding awards.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 22, 2014, the Company held its 2014 AGM at which its shareholders: (1) elected all eleven of the Company’s nominees for directors; (2) authorized the directors to issue any of the Company’s authorized but unissued share capital; (3) authorized the directors to issue shares for cash without first offering shares to existing shareholders; (4) authorized the reissue price range of treasury shares; (5) approved the Amended and Restated Seagate Technology plc 2012 Equity Incentive Plan, as described in more detail above; (6) held a non-binding advisory vote on executive compensation matters; (7) authorized the 2015 Annual General Meeting of Shareholders to be held at a location outside of Ireland; and (8) ratified, in a non-binding vote, the appointment of Ernst & Young to serve as the Company’s independent auditors for the fiscal year ending July 3, 2015 and authorized, in a binding vote, the Audit Committee to set the auditors’ remuneration.

The final voting results on these proposals are as follows:

Proposal 1(a) - (k). To elect eleven (11) directors to hold office until the Company’s next Annual General Meeting of Shareholders:

	Nominees	For	Against	Abstain	Broker Non Vote

(a)	Stephen J. Luczo	220,103,764	8,112,084	4,330,148	30,880,193
(b)	Frank J. Biondi, Jr.	212,008,883	18,998,827	1,538,286	30,880,193
(c)	Michael R. Cannon	226,116,156	5,246,014	1,183,826	30,880,193
(d)	Mei-Wei Cheng	230,999,984	356,793	1,189,219	30,880,193
(e)	William T. Coleman	227,485,687	3,869,071	1,191,238	30,880,193
(f)	Jay L. Geldmacher	229,529,483	1,829,177	1,187,336	30,880,193
(g)	Kristen M. Onken	231,071,790	283,554	1,190,652	30,880,193
(h)	Dr. Chong Sup Park	226,660,920	4,701,787	1,183,289	30,880,193
(i)	Gregorio Reyes	230,606,945	753,229	1,185,822	30,880,193
(j)	Stephanie Tilenius	231,021,437	342,151	1,182,408	30,880,193
(k)	Edward J. Zander	229,222,039	1,816,551	1,507,406	30,880,193

Proposal 2. To grant the directors authority to issue shares:

For	Against	Abstain	Broker Non Vote
228,448,448	2,907,303	1,190,245	30,880,193

Proposal 3. To grant the directors authority to issue shares for cash without first offering shares to existing shareholders:

For	Against	Abstain	Broker Non Vote
228,459,099	2,891,007	1,195,890	30,880,193

Proposal 4. To determine the price range at which the Company can reissue shares held as treasury shares:

For	Against	Abstain	Broker Non Vote
259,449,856	1,942,253	2,034,080

Proposal 5. To approve the Amended and Restated Seagate Technology plc 2012 Equity Incentive Plan, which includes, among other amendments, an increase in the shares reserved for issuance thereunder by 25,000,000:

For	Against	Abstain	Broker Non Vote
210,783,912	20,455,008	1,307,076	30,880,193

Proposal 6. To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non Vote
217,554,747	13,569,935	1,421,314	30,880,193

Proposal 7.  To authorize the holding of the 2015 Annual General Meeting of Shareholders at a location outside of Ireland:

For	Against	Abstain	Broker Non Vote
261,123,339	533,400	1,769,450

Proposal 8.                                To ratify, in a non-binding vote, the appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending July 3, 2015 and to authorize, in a binding vote, the Audit Committee to set the auditors’ remuneration:

For	Against	Abstain	Broker Non Vote
260,864,318	1,291,015	1,270,856

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1                  Amended and Restated Seagate Technology plc 2012 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ Kenneth M. Massaroni
	Name:	Kenneth M. Massaroni

	Title:	Executive Vice President, General Counsel and Chief Administrative Officer

Date: October 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Seagate Technology plc 2012 Equity Incentive Plan.